UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant   ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

First Midwest Bancorp, Inc.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SUPPLEMENT DATED MAY 3, 2021

TO THE PROXY STATEMENT DATED APRIL 13, 2021

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 19, 2021

On April 13, 2021, First Midwest Bancorp, Inc. (“First Midwest”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2021. First Midwest is providing this supplement to revise certain information with respect to the effect of broker non-votes in the table appearing on page 96 of the Proxy Statement under the section titled “Other Matters—Voting Your Shares—Voting and Required Votes.” The table set forth below revises and replaces the original table.

This supplement should be read together with the Proxy Statement. Except as specifically set forth below, this supplement does not modify or update any other disclosures presented in the Proxy Statement. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

Item	Voting Requirements	Effect of Broker Non-Votes and Abstentions
Election of Directors (Non- Routine)

♦    You may vote FOR or AGAINST any or all director nominees named in this Proxy Statement, or you may ABSTAIN as to one or more directors.

♦    A majority of the votes cast at the Annual Meeting with respect to the election of a director must be voted FOR the director in order for the director to be elected.

Broker non-votes and votes to ABSTAIN are not treated as a “vote cast” with respect to the election of a director, and thus will have no effect on the outcome of the vote.
Approval of the Amendment and Restatement of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan (Non-Routine)

♦    You may vote FOR or AGAINST approval of the Amendment and Restatement of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, or you may ABSTAIN.

♦    A majority of the shares in attendance at the virtual Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to pass.

Broker non-votes and votes to ABSTAIN will have the effect of a vote AGAINST this item.
Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2020 to the Company’s Named Executive Officers (Non-Routine)

♦    You may vote FOR or AGAINST the advisory resolution regarding the compensation paid to our named executive officers, or you may ABSTAIN.

♦    This is an advisory resolution that is non-binding on our Board. A majority of the shares in attendance at the virtual Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to be considered approved by our stockholders on an advisory basis.

Broker non-votes and votes to ABSTAIN will have the effect of a vote AGAINST this item.
Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm (Routine)

♦    You may vote FOR or AGAINST the ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, or you may ABSTAIN.

♦    A majority of the shares in attendance at the virtual Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR ratification in order for this item to pass.

Broker non-votes are not expected to exist because brokers have discretionary authority to vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.

Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, your shares should be represented and voted.

Information about the Annual Meeting, scheduled for May 19, 2021, is set forth in the Proxy Statement, which is supplemented to reflect the information set forth above. The Proxy Statement, together with this supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com. First Midwest will furnish a copy of this supplement to any stockholder by mail upon written request to First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, Attention: Corporate Secretary, or by telephone at (708) 831-7483.

Stockholders who have already submitted proxies for the Annual Meeting do not need to take any further action. However, stockholders wishing to revoke or change their vote may do so at any time before their shares are voted at the Annual Meeting by timely: (i) resubmitting their vote via the Internet or by telephone; (ii) executing and mailing a Proxy Card that is dated and received on a later date; (iii) giving written notice of revocation to First Midwest’s Corporate Secretary at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631; or (iv) voting during the Annual Meeting. If shares are held in street name, stockholders should contact their broker to change their vote. Detailed information regarding voting procedures can be found in the Proxy Statement and on the proxy card.

*     *     *